UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2015

EPIRUS BIOPHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51171	04-3514457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

699 Boylston Street
Eighth Floor
Boston, MA 02116
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 600-3497

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2015, EPIRUS Biopharmaceuticals, Inc. (the “Company”) entered into and closed a Share Purchase Agreement (the “Purchase Agreement”) with Taro Pharmaceuticals Inc. (“Taro”) for the sale by the Company to Taro of all of the shares of Zalicus Pharmaceuticals Ltd., the Company’s Canadian subsidiary that holds the Company’s product candidate Z944 and certain related assets (collectively, the “Z944 Assets”) which the Company acquired as a result of its merger with Zalicus Inc. in July 2014 (such sale, the “Zalicus Ltd. Sale”).

As a result of the Zalicus Ltd. Sale, the Company received from Taro payment comprised of CAD $5 million in cash and a non-interest bearing, limited recourse promissory note in the amount of CAD $5 million with a maturity date of July 1, 2017 (the “Promissory Note”). The Promissory Note is repayable either in cash or through Taro’s transfer back of the Z944 Assets, including any further developments made by Taro to such assets, to the Company. No repayment of the Promissory Note is required until such maturity date. If Taro elects to repay the Promissory Note in cash and continue development of the Z944 Assets, the Company will also be entitled to additional payments of up to USD $7.5 million upon achievement of certain regulatory filings and approvals of the Z944 Assets, up to USD $30 million upon achievement of certain sales milestones for the Z944 Assets, and USD mid-single digit percentage royalty payments upon global commercial sales of products developed with the Z944 Assets, with such percentage to be reduced in the event of commercial sales of competing generic products under certain circumstances. The Purchase Agreement further requires Taro to use customary commercially reasonable efforts to develop the Z944 Assets, subject to the Company’s reversion right to such assets for any material breach following standard notice and cure periods.

The Purchase Agreement contains customary covenants, representations, warranties and post-closing indemnifications of the parties thereunder.

Completion of the Zalicus Ltd. Sale is part of the Company’s strategy to devote additional resources on developing its pipeline of biosimilar product candidates and building a focused, sustainable and profitable biosimilar business.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which will be filed with the exhibits to the Company’s annual report on Form 10-K for the year ending December 31, 2015.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Purchase Agreement is incorporated by reference into this Item 2.01.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIRUS BIOPHARMACEUTICALS, INC.

	By:	/s/ Amit Munshi
	Name:	Amit Munshi
	Title:	President and Chief Executive Officer

Date: October 7, 2015

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